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                                                                    EXHIBIT 99.1
 Current Development Activity

  The following table summarizes Archstone's development communities under construction as of June 30, 2000 (dollar amounts in thousands):


                                                                                          Actual or          Expected
                                                            Total                     Expected Date for   Stabilization
                                 Number of  Archstone    Expected        Start Date       First Units          Date        %
                                   Units    Investment Investment/(1)/ (Quarter/Year) (Quarter/Year)/(2)/ (Quarter/Year) Leased/(3)/
                                 ---------------------------------------------------------------------------------------------------
Central Region:
 Austin, Texas:
  Archstone Monterey Ranch III..      448    $ 25,977   $ 31,669           Q3/98             Q2/00            Q2/01        34.6%
                                 --------    --------  ---------

 Denver, Colorado:
         Cedars II, The........       172    $ 13,690   $ 16,376           Q3/99             Q3/00            Q2/01         N/A
                                 --------    --------  ---------
     Total Central Region......       620    $ 39,667   $ 48,045
                                 --------    --------  ---------

East Region:
 Charlotte, North Carolina:
  Archstone Tyvola Centre......       404    $ 18,095   $ 31,398           Q3/99             Q3/00            Q2/02         N/A
                                 --------    --------  ---------
 Indianapolis, Indiana:
  Archstone River Ridge........       202    $ 16,037   $ 16,150           Q2/98             Q2/99            Q3/00       92.1%
                                 --------    --------  ---------
 Richmond, Virginia:
  Archstone Swift Creek I......       288    $ 23,502   $ 23,674           Q2/98             Q3/99            Q3/00       78.1%
  Archstone Swift Creek II.....       144       2,298     11,021           Q2/00             Q2/01            Q4/01        N/A
                                 --------    --------  ---------
     Total Richmond, Virginia..       432    $ 25,800   $ 34,695
                                 --------    --------  ---------
 Southeast Florida:
  Archstone at Woodbine........       408    $ 24,893   $ 30,722           Q3/99             Q2/00            Q4/01       17.4%
                                 --------    --------  ---------
 Washington, D.C.:
  Archstone Columbia Town
       Center I................       531    $  8,092   $ 65,141           Q2/00             Q4/01            Q2/03        N/A
  Archstone Milestone II.......       132       9,583     13,615           Q4/99             Q3/00            Q1/01        N/A
  Archstone Woodland Park......       392      23,185     42,622           Q2/99             Q2/00            Q2/01       37.3%
                                 --------    --------  ---------
   Total Washington, D.C.......     1,055    $ 40,860   $121,378
                                 --------    --------  ---------
   Total East Region..........      2,501    $125,685   $234,343
                                 --------    --------  ---------

West Region:
 Phoenix, Arizona
  Miralago II..................       336    $  7,972   $ 23,680           Q1/00             Q1/01            Q2/02        N/A
                                 --------    --------  ---------

 Reno, Nevada:
  Enclave II, The..............       180    $ 14,837   $ 16,204           Q4/98             Q3/99            Q3/00       95.6%
                                 --------    --------  ---------
 San Diego, California:
         Archstone Mission
          Valley...............       736    $ 51,698   $106,328           Q4/99             Q4/00            Q2/03        N/A
  Archstone Torrey Hills.......       340      43,111     43,139           Q1/98             Q3/99            Q3/00       93.8%
                                 --------    --------  ---------
            Total San Diego,
             California........     1,076    $ 94,809   $149,467
                                 --------    --------  ---------
 San Francisco Bay Area,
 California:
  Archstone Hacienda...........       540    $ 76,072   $ 78,272           Q2/98             Q3/99            Q3/00       94.3%
                                 --------    --------  ---------
 San Jose, California:
  Archstone Willow Glen........       412    $ 40,816   $ 69,581           Q3/99             Q4/00            Q1/02        N/A
                                 --------    --------  ---------
 Seattle, Washington:
  Archstone Northcreek.........       524    $ 41,486   $ 44,025           Q2/98             Q2/99            Q3/00       87.2%
                                 --------    --------  ---------
       Total West Region.......     3,068    $275,992   $381,229
                                 --------    --------  ---------
       Total Communities
         Under Construction....     6,189    $441,344   $663,617
                                 ========    ========  =========

(1)  Represents total budgeted land and development costs.
(2) Represents the quarter that the first completed units were made available for leasing (or are expected to be made available). Archstone begins leasing completed units prior to completion of the entire community.
(3) The percentage leased is based on leased units divided by total number of units in the community (completed and under construction) as of June 30, 2000. An "n/a" indicates the communities where Lease-Up has not yet commenced.